Exhibit 32.1

CERTIFICATION OF CO-PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL

FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of American Technology Corporation (the “Company”), that, to his or her knowledge, the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (except as to the due date for filing) and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated: December 1, 2009

/S/ THOMAS R. BROWN
Thomas R. Brown, President, Chief Executive Officer
(Principal Executive Officer)

/S/ KATHERINE H. MCDERMOTT
Katherine H. McDermott Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of American Technology Corporation under the Securities Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.